UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
____________________
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 1, 2018
______________________
NEENAH, INC.
(Exact Name Of Registrant As Specified In Charter)
______________________
Delaware    001-32240    20-1308307
    (State of Incorporation)    (Commission File No.)    (I.R.S. Employer
            Identification No.)
3460 Preston Ridge Road
Alpharetta, Georgia 30005
(Address of principal executive offices, including zip code)
(678) 566-6500
(Registrant's telephone number, including area code)
Not applicable
(Former name or address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective January 1, 2018, Neenah Paper, Inc. (the “Company”) changed its name to Neenah, Inc. The name change was effected through a merger of a wholly owned subsidiary of the Company with and into the Company pursuant to the Certificate of Ownership and Merger filed as Exhibit 3.1 hereto. Pursuant to Section 253 of the Delaware General Corporation Law, the Certificate of Ownership and Merger amended the Company’s Certificate of Incorporation to change the Company’s name to Neenah, Inc.

In connection with the name change, the Company also amended and restated its Amended and Restated Bylaws to remove references to “Neenah Paper, Inc.” and replace them with references to “Neenah, Inc.” and make certain other ministerial revisions.

The foregoing descriptions are qualified in their entirety by reference to the full text of the Certificate of Ownership and Merger and Second Amended and Restated Bylaws, which are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Certificate of Ownership and Merger effective as of January 1, 2018, effecting name change
3.2	Second Amended and Restated Bylaws of Neenah, Inc. as of January 1, 2018

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEENAH, INC.
(Registrant)
Date: January 3, 2017	/s/ Steven S. Heinrichs
Steven S. Heinrichs Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX
Exhibit No.         Description of Exhibit

3.1	Certificate of Ownership and Merger effective as of January 1, 2018, effecting name change

3.2	Second Amended and Restated Bylaws of Neenah, Inc. as of January 1, 2018